Exhibit 10.1

STOCK TRANSFER AGREEMENT

DATE:	September 30, 2006

BETWEEN:	Pacel Corp., a Nevada corporation
7621 Little Ave., Suite 101
	Charlotte, NC 28226	(“Pacel”)

AND:	The Resourcing Solutions Group, Inc. a Nevada corporation
7621 Little Ave., Suite 101
	Charlotte, NC 28226	(“Resourcing”)

RECITALS

A.  Pacel holds all of the issued and outstanding common stock of PiedmontHR, Inc.; World Wide Personnel Services of Maine, Inc. and United Personnel Services, Inc., respectively, (collectively referred to as “ Personnel Services” and the stock thereof referred to as “Personnel Stock”);

B.  Resourcing is the wholly-owned subsidiary of Pacel and Pacel desires to transfer, assign and deliver the Personnel Stock to Resourcing as part of a plan of reorganization of Pacel and Personnel Services, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto do hereby agree as follows:

AGREEMENT

1.  Effective Date    The effective date of this Agreement shall September 30, 2006. (“Effective Date”).

2.  Purchase of Personnel Stock    At the Closing, as defined in Section 8 of this Agreement, Pacel shall assign, transfer and deliver to Resourcing the Personnel Stock. The purchase price of the Personnel Stock shall be $525,000(“Purchase Price”). The Purchase Price shall be paid by a promissory note in the form attached hereto as Exhibit “A” (“Resourcing Note”). The assignment, transfer, and delivery by Pacel of the Personnel Stock to Resourcing shall be effected on the Closing Date by Pacel’s execution and delivery of documents and instruments necessary to assign, transfer, and deliver the Personnel Stock, free and clear of any and all liens, encumbrances, security interests, claims and other restrictions or charges of any kind whatsoever in exchange for the delivery to Pacel of the Resourcing Note.
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3.  Warranties and Representations of Pacel    Pacel warrants and represents to Resourcing, as of the date hereof, as follows:

(a)  Pacel is a corporation duly organized under the laws of the State of Nevada, validly existing and in good standing, is authorized to exercise all its corporate powers, rights and privileges and has the corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

(b)  Pacel has all requisite legal and corporate power to execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder.

(c)  All corporate action on the part of Pacel necessary for the authorization, execution, delivery and performance of all obligations under this Agreement will be taken and this Agreement constitutes a legal, valid and binding obligation enforceable according to its terms.

(d)  Pacel has, and will have at Closing, legal and beneficial ownership of the Personnel Stock, free and clear of any and all liens and encumbrances or other restrictions or limitations and has, and will have at Closing, all required legal and corporate power to transfer and convey the Personnel Stock.

(e)  There are no claims, actions, suits, investigations or proceedings against Pacel pending or, to the knowledge of Pacel, threatened in any court or before or by any governmental authority, or before any arbitrator, that might have an adverse effect on Pacel, Personnel Services or the Personnel Stock, and to the knowledge of Pacel, there is no basis for any such claim., action, suit, investigation or proceeding that is likely to result in a judgment, decree or order having an adverse effect on Pacel, Personnel Services or the Personnel Stock. Pacel is not in default under, and no condition exists that would (i) constitute a default under, or breach or violation of, any legal requirement, permit or contract applicable to Pacel or (ii) accelerate or permit the acceleration of the performance required under, or give any party the right, to terminate any contract.

(f)  No suit, action or other proceeding is pending or, or to the knowledge of Pacel, threatened before any governmental authority seeking to restrain Pacel or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against Pacel as a result of the consummation of this Agreement.

(g)  Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

i.	violate or conflict with any of the terms and conditions or provisions of the articles of incorporation or bylaws of Pacel or of Personnel Services;

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ii.	violate any legal requirement applicable to Pacel or to Personnel Services;

iii.
violate, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to Pacel or to Personnel Services;

iv.	result in the creation of any lien, charge or other encumbrance on any property of Pacel or Personnel Services, other than as provided for herein; or

v.
require Pacel or Personnel Services to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

4.   Warranties and Representations of Resourcing    Resourcing warrants and represents to Pacel as follows:

(a)  Resourcing is a corporation duly organized under the laws of the State of Nevada, validly existing and in good standing, is authorized to exercise all its corporate powers, rights and privileges and has the corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

(b)  Resourcing has all requisite legal and corporate power to execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder.

(c)  All corporate action on Resourcing’s part necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the Resourcing Note will be taken, and this Agreement constitutes a legal, valid and binding obligation of Resourcing enforceable according to its terms.

(d)  Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

i.	violate or conflict with any of the terms and conditions or provisions of the articles of incorporation or bylaws of Resourcing;

ii.	violate any legal requirement applicable to Resourcing;

iii.
violate, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to Resourcing;

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iv.	result in the creation of any lien, charge or other encumbrance on any property of Resourcing; or

v.
require Resourcing to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

(e)  No suit, action or other proceeding is pending or, to Resourcing’s best knowledge, threatened before any governmental authority seeking to restrain Resourcing or prohibit entry into this Agreement or prohibit the Closing, or seeking damages against Resourcing or its properties as a result of the consummation of this Agreement.

(f)  The Resourcing Note, when issued and delivered in accordance with the terms of this Agreement and for the consideration expressed herein, shall be duly and validly issued.

5.  Covenants.

5.1  Approval of Directors    Prior to the effective date of this Agreement, Pacel and Resourcing, to the extent required, shall each hold a special meeting of their respective Boards of Directors to approve the Agreement and the transactions contemplated thereby.

5.2  Third Party Consents    Resourcing and Pacel each agree to use their respective best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby.

6.  Closing    Subject to the satisfaction of the conditions set forth in Section 9 and Section 10 of this Agreement, the closing of the transactions contemplated hereby (“Closing”) shall be held at 7621 Little Ave., Suite 101, Charlotte, North Carolina. The date upon which the Closing occurs is hereinafter referred to as the “Closing Date”. If by the close of business on September 30, 2006, Closing has not occurred, then either party hereto may terminate this Agreement by written notice to such effect to the other party without liability to any other party to this Agreement unless the reason for the Closing having not occurred is (i) such party’s willful breach of this Agreement, or (ii) , if all of the conditions to such party’s obligations set forth in Section 7 and Section 8 of this Agreement have been satisfied or waived in writing by the date scheduled for the Closing, the failure of such party to perform its obligations under this Agreement on such date. However, any termination pursuant to this Section 6 shall not relieve any party hereto who was responsible for Closing having not occurred of liability for such party’s willful breach of this Agreement or the failure of such party to perform its obligations under this Agreement on such date.
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7.  Conditions to Obligations of Resourcing    The obligations of Resourcing to carry out the transactions contemplated by this Agreement are subject, at the option of the Resourcing, to the satisfaction, or waiver by Resourcing, of the following conditions:

(a)    All warranties and representations of Pacel contained in this Agreement shall be true and correct in all material respects as of the Closing and Pacel shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed or satisfied by it at or prior to the Closing.

(b)    As of the Closing Date, no suit, action, or other proceeding, shall be pending or threatened before any court or governmental agency seeking to restrain Resourcing or prohibit the Closing or seeking damages against Resourcing as a result of the consummation of this Agreement.

(c)    Since the date of this Agreement and up to and including the Closing there have not been:

i.	any changes in the business, operations, prospects or financial condition of Resourcing that had or might have a material adverse effect on Resourcing; or

ii.	any damage, destruction or loss to Resourcing that had or might have an adverse effect on Resourcing.

(d)    Pacel shall have furnished Resourcing with a copy of all necessary corporate action on its behalf approving Pacel’s execution, delivery and performance of this Agreement.

(e)    Resourcing shall have received written evidence, in form and substance satisfactory to it, of the consent to the transactions contemplated by this Agreement of all governmental and private third parties where the absence of any such consent would result in a violation of law or breach or default under any agreement to which Resourcing is a party.

8.  Conditions to Obligations of Pacel    The obligations of Pacel to carry out the transactions contemplated by this Agreement are subject, at the option of the Pacel, to the satisfaction or waiver by Pacel, of the following conditions:

(a)  Resourcing shall have furnished Pacel with copies of all necessary corporate action on its behalf approving the execution, delivery and performance of this Agreement.

(b)   All warranties and representations of Resourcing contained in this Agreement shall be true and correct in all material respects as of the Closing and Resourcing shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed or satisfied by it at or prior to the Closing.
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(c)  As of the Closing Date, no suit, action, or other proceeding, shall be pending or threatened before any court or governmental agency seeking to restrain Pacel or Personnel Services or prohibit the Closing or seeking damages against Pacel or Personnel Services as a result of the consummation of this Agreement.

9.  Indemnification    Pacel agrees to indemnify and hold harmless Resourcing from and against any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments arising out of, resulting from or in any way related to (a) a breach of, or failure to perform or satisfy any of, the warranties and representations, covenants and agreements made by Pacel in this Agreement or in any document or certificate delivered by Pacel at the Closing, or (b) the existence of any liabilities or obligations of Personnel Services, other than those disclosed to Resourcing.

10.  Public Announcements    Neither party shall issue or approve a news release or other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other as to the contents of the announcement and its release, which approval shall not be unreasonably withheld.

11.  Expenses    Each party shall bear the costs and expenses of its own fees and expenses of professional advisors and other costs relating to this Agreement.

12.  Arbitration Required/Mediation First Option    Any dispute or claim that arises out of or that relates to this agreement, or to the interpretation or breach thereof, or to the existence, scope, or validity of this agreement or the arbitration agreement, shall be resolved by arbitration in accordance with the then effective arbitration rules of American Arbitration Association. Judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof. The parties acknowledge that mediation usually helps parties to settle their dispute. Therefore, any party may propose mediation whenever appropriate through the organization named above or any other mediation process or mediator as the parties may agree upon.

13.  Binding Effect    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by either party hereto without the prior written consent of the other party, which approval shall not be unreasonably withheld.

14.  Survival of Warranties and Representations    The warranties and Representations of the parties as set forth in this Agreement are the exclusive warranties and representations of the parties. All warranties and representations, covenants and agreements by the parties to this Agreement shall expressly survive the Closing.

15.  Governing Law    This Agreement and the documents and instruments delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of North Carolina. Each party hereto irrevocably submits to the jurisdiction of the court of
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 the State of North Carolina, in any action or proceeding arising out of or relating to this Agreement. Each party hereto consents to service of process by any means authorized by applicable law and waives the defense of an inconvenient form to the maintenance of such action or proceeding in any such court.

16.  Severability    The provisions of this Agreement are severable. If any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, to the extent enforceable, shall nevertheless be binding and enforceable.

17.  Non-Waiver    Failure by any party at any time to require performance of the other party of the provisions of this Agreement shall in no way affect any party’s rights hereunder to enforce the same, nor shall any such waiver by either party of any breach be held to be a waiver of any succeeding breach or waiver of this clause.

18.  Remedies    The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its rights to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

19.  Attorneys’ Fees    In the event suit or action is brought, or an arbitration proceeding is initiated, to enforce or interpret any of the provisions of this agreement, or that arise out of or relate to this agreement, the prevailing party shall be entitled to reasonable attorney’s fees in connection therewith. The determination of who is the prevailing party and the amount of reasonable attorney's fees to be paid to the prevailing party shall be decided by the arbitrator(s) (with respect to attorney's fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate court, in which such matter is tried, heard, or decided, including a court that hears a request to compel or stay litigation or that hears any exceptions or objections to, or requests to modify, correct, or vacate, an arbitration award submitted to it for confirmation as a judgment (with respect to attorney's fees incurred in such court proceedings).

20.  Entire Agreement    This Agreement, together with all exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, by any of the parties or by any officer or representative of any party. No amendment or modification of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

21.  Counterparts    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument
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IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

PACEL CORP

By:/s/ Gary Musselman
Title: President/Chief Executive Officer

THE RESOURCING SOLUTIONS GROUP, INC.

By:/s/ Gary Musselman
Title: President/Chief Executive Officer

Date: September 30, 2006

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NON-NEGOTIABLE PROMISSORY NOTE

September 30, 2006	$ 525,000.00

FOR VALUE RECEIVED, THE RESOURCING SOLUTIONS GROUP, INC, a Nevada corporation (“Resourcing”), promises to pay to the order of PACEL CORP., a Nevada corporation (“Holder”), the principal sum of FIVE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($525,000.00) with interest thereon at the rate of 6 % per annum from the date hereof. The entire principal balance and accrued interest shall be due and payable on September 30, 2007.

This Note is issued pursuant to the terms and conditions of a Stock Transfer Agreement between Resourcing and Holder dated September 30, 2006.

1.	Prepayment: This Note may be prepaid, at any time, without the consent of Holder.

2.	Payments: All payments under this Note shall be made to Holder at 7621 Little Ave. Suite 101, Charlotte, NC 28226, other place Holder may specify in writing.

3.
Acceleration: The entire principal balance of this Note, plus any accrued but unpaid interest, shall be immediately due and payable, at the option of Holder, upon the occurrence of any Event of Default described in Section 4 herein.

4.	Events of Default: The following are “Events of Default” under this Note:

(a)	Resourcing fails to pay when due any of the obligations under this Note or fails to perform any of the terms or covenants of this Note;

(b)	Resourcing makes an assignment for the benefit of creditors;

(c)
Any petition or application for relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect is filed by or against Pacel.

5.	Remedies on Default

Upon the occurrence of an Event of Default, and if such Event of Default is not remedied within ten (10) days after Holder’s written notice of such Event of Default, then all of the obligations due under this Note shall become due and payable at once, at the option of Holder, without further notice or demand, which notice and demand is hereby specifically waived. In the event of such an Event of Default and/or acceleration of the payment of the obligations under this Note, Holder shall have all rights and remedies provided in this Note or other applicable law. All rights and remedies of Holder are cumulative, not exclusive, and are enforceable, in Holder’s discretion, alternatively, successively or concurrently on any one or more occasions and in any order Holder may determine. The Holder may exercise the option to accelerate in its discretion after such Event of Default regardless of any prior forbearance.

Exhibit A

6.	Waivers:

Presentment, notice of dishonor, and protest are hereby waived by Pacel, any sureties, guarantors, and endorsers, and shall be binding upon them and their successors and assigns.

7.	Jurisdiction and Governing Law:

This Note shall be governed by and construed in accordance with the laws of the State of North Carolina. Resourcing and Holder consent to jurisdiction exclusively in the courts of the State of North Carolina.

8.	Notices:

All notices, requests, demands, and other communications (“Notices”) which are required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given upon delivery or two business days after sending such Notices by a reliable overnight or two-day air courier, as the case may be, to the party to receive such Notices at the address such party may designate by notice to the other party. Such Notices shall be deemed sufficient to effect service of process and establish personal jurisdiction.

THE RESOURCING SOLUTIONS GROUP, INC.

/s/ Gary Musselman
President/Chief Executive Officer

Exhibit A